                                                                    Exhibit 10.5

                              ADUROMED CORPORATION
                              --------------------

                             STOCK OPTION AGREEMENT
                              WITH DAMIEN R. TANAKA
                              ---------------------

         This Non-Statutory Option Agreement (the "Agreement") is made and entered into as of September 23, 2005 (the "Effective Date") by and between
ADUROMED CORPORATION, a Delaware corporation (the "Corporation"), and DAMIEN R.
TANAKA (the "Optionee").

                                    RECITALS

         WHEREAS, the Corporation originally granted to Optionee the option to purchase 1,500,000 SHARES of its common stock (par value $.01 per share, the
"Common Stock") on September 23, 2002, upon the terms and conditions confirmed below, as incentive compensation for his undertaking at that time the duties
President and Chief Executive Officer of the Corporation, such option herein after referred to as the "ORIGINAL OPTION";

         WHEREAS, as of the Effective Date, the Corporation does by this
Agreement grant to Optionee the option to purchase an additional 1,342,084
SHARES of its Common Stock (par value $.01 per share), upon terms and conditions set forth below, to induce him to enter into an employment agreement of even date with the Corporation (the "Employment Agreement"), such option hereinafter referred to as the "EMPLOYMENT CONTRACT Option"; and

         WHEREAS, as of the Effective Date, the Corporation does by this
Agreement grant to Optionee the additional option to purchase an additional
175,000 SHARES of its Common Stock (par value $.01 per share), upon terms and conditions set forth below, as additional compensation for his services to the
Corporation, such option hereinafter referred to as the "BONUS OPTION".
(Collectively, the Original Option, the Employment Contract Option and the Bonus
Option are hereinafter referred to as the "Options", and separately as an
"Option".) ;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Grant of Options. The Corporation hereby confirms the grant of the
Original Option and, as of the Effective Date, grants the Employment Contract
Option and the Bonus Option to the Optionee and his permitted designees and assignees, the right and option to purchase a total of 3,017,084 shares of the
Corporatioin's Common Stock (the "Optioned Shares"). It is understood and acknowledged that the Options are designated

as a non-statutory stock options that will not qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

         2. Option Price. The price to be paid for the Optioned Shares of Common
Stock to be issued upon exercise of the Options or any part thereof shall be
$0.10 per share (the "Exercise Price").

         3. Rights to Exercise.

            (a) The rights to exercise the Original Option and the Bonus Option are fully vested.

            (b) The right to exercise the Employment Contract Option shall vest in the following manner -

                (i) as to 447,361 shares of Common Stock when (A) the price (if the stock is traded in a NASDAQ market or on a national exchange) or bid price
(if quoted in an OTC market) per share of Common Stock in each of twenty (20)
continuous trading days meets $0.855 and (B) the average daily trading volume during such twenty (20) day period is at least 100,000 shares;

                (ii) as to an additional 447,361 shares Common Stock when (A)
the price (if the stock is traded in a NASDAQ market or on a national exchange)
or bid price (if quoted in an OTC market) per share of Common Stock in each of twenty (20) continuous trading days meets $1.140 and (B) the average daily trading volume during such twenty (20) day period is at least 100,000 shares;
and

                (iii) as to the balance of 447,362 shares of Common Stock, when
(A) the price (if the stock is traded in a NASDAQ market or on a national exchange) or bid price (if quoted in an OTC market) per share of Common Stock in each of twenty (20) continuous trading days meets $1.425 and (B) the average daily trading volume during such twenty (20) day period is at least 100,000 shares;

         (c) Except as expressly provided below and in the Employment Agreement between Optionee and the Corporation of even date, as from time to time amended, the Optionee's non-vested rights to exercise the Employment Agreement Option or any part thereof shall terminate upon his ceasing to be employed by the
Corporation or any of its affiliates or any of their respective successors in interest, for any reason including death or disability.

         4. Securities Law Requirements. To the extent these Options shall have vested as provided in Section 3 above, they may be exercised as to the vested portion at any time, subject to an opinion of legal counsel for the Corporation
(which shall not be unreasonably withheld by the Corporation) that, at the time of such exercise, the issuance of the optioned shares is in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated there under (the "Securities Act")

         5. Term of the Options. The Options shall remain exercisable for a period continuing until September 23, 2012..

         6. Registration Rights. The Corporation hereby covenants and agrees to register on an SEC Form S-8, or other applicable SEC Form, as soon as reasonably practicable, as may be necessary under the Securities Laws to permit the resale of the optioned shares issued upon exercise of this Option by the Grantee.

         7. Nontransferability. Except as otherwise provided herein or unless the Corporation otherwise consents in writing, the rights of Optionee hereunder shall be non-assignable and non-transferable by the Optionee, either voluntarily or by operation of law, and shall not be pledged or hypothecated in any way.
Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Options or any right thereunder, shall be null and void and, at the Corporation's option, shall cause all of Optionee's rights under this Agreement to terminate.
Notwithstanding the foregoing, the Optionee may assign and transfer all or any part of these Options to his affiliates and partners, provided in each instance the assignee agrees to assume the obligations of Optionee hereunder with respect to that part of the Option or Options so assigned.

         8. Effect of Exercise. Upon exercise of all or any part of these
Options, the number of shares of Common Stock subject to the particular Option being exercised under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

         9. Method of Exercise. Each exercise of an Option shall be by means of a written notice of exercise in substantially the form attached hereto as
Exhibit A delivered to the Secretary of the Corporation at its principal office and accompanied by payment in full, by certified or bank or cashier's check payable to the Corporation, of the Exercise Price for each share of Common Stock purchased under the Option. Such notice shall specify the number of shares of
Common Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than Optionee, such notice shall be accompanied by proof, reasonably satisfactory to the Corporation, of such person's right to exercise the Option.
         The Exercise Price may also be paid, at the election of Optionee, by cancellation of indebtedness owed by the Corporation to the Optionee.

         10. Issuance of Shares. Subject to the foregoing conditions, the
Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising an Option, shall, subject to the conditions herein expressly stated, deliver to such person at the principal office of the Corporation, or such other location as may be agreed in writing by the Corporation and such person, one or more certificates for the shares of Common Stock with respect to which the Option has been exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person.

          11. Limitation of Optionee's Rights. Neither Optionee nor any person entitled to exercise an Option shall be or have any of the rights of a shareholder of the Corporation in respect of any share issuable upon the exercise of the Option unless and until a certificate or certificates representing shares of Common Stock shall have been issued and delivered upon exercise of the Option in full or in part. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

          12. Consent Required to Transfer. Except as otherwise expressly provided herein, if at any time the Corporation shall have filed a registration statement pursuant to the federal securities laws in connection with any underwritten public offering by the Company of its equity securities, the
Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Optioned Shares held by him without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement, or withdrawal of the filing with the SEC, as may be requested by the
Corporation or such underwriters.

         13. Protection Against Dilution.

                  13.1 Adjustment Mechanism. If an adjustment of the Exercise
Price is required pursuant to this Section 13, the Optionee shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock it is entitled to purchase pursuant to this Option, multiplied by (ii) the adjusted purchase price per share, to equal
(iii) the dollar amount of the total number of shares of Common Stock it is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                  13.2 Capital Adjustment. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Corporation, the provisions of this Section 13 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Option and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section 13 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                  13.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Option in full, the Corporation spins off or otherwise divests itself of a part of its business or operations or disposes of all or a part of its assets in a transaction (the "Spin Off') in which the Corporation does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Corporation, then Optionee shall be entitled to receive its pro rata share of the Spin Off Securities determined as if it had exercised the entire unexercised portion of the Option outstanding on the trading day immediately prior to record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the
Corporation.

         14. Restricted Securities. Optionee understands that the Option and the
Common Stock issuable upon exercise of the Option are "restricted securities"
under the Federal securities laws in as much as they are being acquired from the
Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended, only in certain limited circumstances. All certificates representing shares of Common Stock purchased upon the exercise of the Option shall bear the following legend:

"THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES
WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO
SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS
UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

         15. Notices. Any notice to the Corporation contemplated by this
Agreement shall be addressed to it in care of its President; any notice to the
Optionee shall be addressed to Optionee at the address on file with the
Corporation on the date hereof or at such other address as Optionee may hereafter designate in a writing delivered to the Corporation as provided herein.

         16. Employment Agreement. The rights and obligations of the parties hereunder as they apply to the Employment Agreement Option are subject to and with the benefit of the terms and conditions of that certain Employment
Agreement, as from time to time amended, by and between Optionee and the
Corporation, and to the extent the terms or conditions of this Agreement, as they apply to the Employment Agreement Option, should in any way conflict with those of the Employment Agreement those of Employment Agreement shall prevail.

         17. Governing Law. This Agreement has been made, executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of New York.

ADUROMED CORPORATION                        OPTIONEE

By /s/ Kevin T. Dunphy                      /s/ Damien R. Tanaka
   -------------------                      --------------------
                                            Damien R. Tanaka

                                    EXHIBIT A

                              OPTION EXERCISE FORM
                (To be executed only upon exercise of an Option)

          The undersigned Holder of  [Designate applicable Option(s)]

          /  / Original Option,

          /  / Employment Contract Option or

          /  /  Bonus Option

          hereby irrevocably exercises the foregoing designated Option(s) for the purchase of that number of shares of the Common Stock (par value $.01 par value per share), of Aduromed Corporation set forth below, and hereby makes payment of the aggregate Exercise Price therefor which is also set forth below, all on the terms and subject to the conditions specified in the Stock Option
Agreement between him and the Corporation.

Number of Shares:
                           -------------

      x

Exercise Price:            $
                           -------------

Aggregate Exercise
Price paid:                $
                           -------------

                                     Dated:

                                            HOLDER:

                                            --------------------
 ACCEPTED:

 Dated:

ADUROMED CORPORATION

By _______________________